Herc Holdings Reports First Quarter Results

- Achieves 4.2% overall increase in equipment rental revenues in 2017 over the prior year
- Increases rental revenues in key markets 8.5%, excluding the impact of foreign currency
- Improves year-over-year pricing by 1.1% overall and 1.7% in key markets
- Affirms 2017 guidance for adjusted EBITDA and net fleet capital expenditures

Bonita Springs, Fla., May 9, 2017 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended March 31, 2017. Equipment rental revenues were $320.6 million and total revenues were $389.4 million in the first quarter of 2017, up from $307.8 million and $365.6 million, respectively, for the same period last year. The Company reported a net loss of $39.2 million, or $1.39 per diluted share, in the first quarter of 2017, compared to a net loss of $1.5 million, or $0.05 per diluted share, for the same period last year.

Equipment rental revenues increased 4.2% and pricing improved 1.1% in the first quarter of 2017 compared to the prior year period. Rental revenues in key markets, excluding currency, increased 8.5% and pricing improved 1.7%, compared to the first quarter 2016.

The first quarter net loss reflected an increase of $31.3 million in interest expense related to debt issued in June 2016, stand-alone public company and other costs, and continued weakness in upstream oil and gas markets.

"Our revenues and pricing were strong in the first quarter despite the industry's normal seasonality and continuing headwinds in upstream oil and gas," said Larry Silber, president and chief executive officer. "Rental revenue growth in key markets was particularly robust, and we remain confident in our strategy. The continuing progress we are making in expanding our customer base and increasing revenue in key markets was offset by the impact of stand-alone public company costs, certain business transformation and other costs, and investments in our sales organization and branch operations.

"Our strategy is on track as we continue to shift our fleet mix to include a greater variety of higher dollar utilization fleet. In addition, net fleet capital expenditures reflect our disciplined approach to capital management through well-managed fleet rotation. We expect to deliver improved EBITDA margins over time as our expansion in high-growth, urban markets offers opportunities to outperform overall equipment rental industry growth rates."

First Quarter Highlights

•
Equipment rental revenues in the first quarter of 2017 were $320.6 million compared to $307.8 million in the prior year quarter, an increase of 4.2%. Revenue growth in key markets more than offset lower revenues in upstream oil and gas markets.

–
Equipment rental revenues in key markets increased 8.5%, excluding foreign currency, and accounted for 85% of the total. Key markets are defined as markets we currently serve outside of upstream oil and gas markets.

•	Sales of revenue earning equipment also increased substantially over the prior year. The improved results reflect the return to normalized channels, led by less reliance on auction sales.

•	Pricing in key markets increased 1.7% and overall pricing increased 1.1% in the first quarter compared to the same period in 2016.

•	Adjusted EBITDA in the first quarter was $97.8 million in 2017 compared to $107.8 million in the first quarter of 2016. The change was primarily attributable to additional stand-alone public company costs, professional fees related to the Company's year-end 2016 filing, business transformation costs, and lower contributions from upstream oil and gas markets. These impacts offset improvement in the results of sales of revenue earning equipment and improvements in key markets. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

•
Average fleet unavailable for rent (“FUR”) was 13.0% in the month of March 2017 compared to 12.4% in March 2016, primarily reflecting the timing of seasonal equipment coming off rent in Canada due to an early spring this year.

•	Dollar utilization of 32.0% in the first quarter was nearly flat compared to the prior year, reflecting continuing headwinds in upstream oil and gas markets.

•
Direct operating expenses were $169.1 million in the first quarter of 2017 compared to $158.7 million in the prior year. Approximately half of the increase was due to higher personnel-related expenses while the remainder was due to increases in fleet and facility expenses, including the opening of three new locations during the first quarter.

•
Selling, general and administrative expense (SG&A) increased to $81.2 million compared to $62.5 million in the prior year. The increase is primarily due to higher information technology expenses, professional fees and other stand-alone public company costs, as well as additional sales personnel to drive growth.

•
Interest expense in the first quarter was $37.8 million, an increase of $31.3 million compared to the prior year period, primarily reflecting the increase in the Company's debt on a stand-alone basis and a $5.8 million charge related to the redemption of $123.5 million of senior notes during the first quarter.

Capital Expenditures -- Fleet

•
The Company reported net fleet capital expenditures of $11.5 million for the quarter. Gross fleet capital expenditures were $56.2 million with disposals of $44.7 million for the quarter. See page A-5 for the calculation of net fleet capital expenditures.

•
At March 31, 2017, the Company had rental equipment of approximately $3.56 billion, at original equipment cost (OEC), based on the American Rental Association guidelines. The average OEC for the first quarter increased 5.3% compared to the prior year period. Average fleet age was approximately 49 months as of March 31, 2017.

2017 Guidance

"We are affirming our 2017 adjusted EBITDA and net fleet capital expenditures guidance, which, as we indicated previously, is based on a 3.5% growth rate in the North American equipment market," said Silber.

•	Adjusted EBITDA is expected to be in the range of $550 to $590 million.

•	Net fleet capital expenditures are expected to be in the range of $275 to $325 million.

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. Certain items that impact net income (loss) cannot be predicted with reasonable certainty, such as restructuring and restructuring related charges, special tax items, borrowing levels (which affect interest expense), gains and losses from asset sales, the ultimate outcome of pending litigation and spin-related costs.

Earnings Call and Webcast Information

Herc Holdings' first quarter 2017 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 7526477. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial + 1-877-344-7529 and international participants + 1-412-317-0088 and enter conference ID number 10105408.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 company-operated locations, principally in North America. With more than 50 years of experience, Herc Holdings is a full-line equipment rental supplier in key markets, including commercial and residential construction, industrial and manufacturing, civil infrastructure, automotive, government and municipalities, energy, remediation, emergency response, facilities, entertainment and agriculture, as well as refineries and petrochemicals. The equipment rental business is supported by ProSolutionsTM (our industry-specific solutions-based services), and our professional grade tools, commercial vehicles, and pump, power and climate control product offerings, all of which are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,800 employees. Herc Holdings’ 2016 total revenues were approximately $1.6 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information
In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period.

•
OEC: original equipment cost based on the guidelines of the American Rental Association, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Basis of Presentation

The financial information included in this press release is based upon the condensed consolidated financial statements of the Company which are presented on a basis of accounting that reflects a change in reporting entity and have been adjusted for the effects of the spin-off, which effected our separation from Hertz Rental Car Holding Company, Inc. (“New Hertz”). These financial statements and financial information represent only those operations, assets, liabilities and equity that form Herc Holdings on a stand-alone basis. Since the spin-off occurred on June 30, 2016, prior period amounts represent carve-out financial results.

Forward-Looking Statements

This release contains statements, including those under "2017 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

•
Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses as we continue to assess our processes and controls as a stand-alone company with lower levels of materiality; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we receive certain transition services from New Hertz pursuant to the transition services agreement covering information technology services and other areas, which impact our control environment and, therefore, our internal control over financial reporting; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting, and our material weaknesses and Hertz Holdings' restatement which could adversely affect our ability to execute our strategic plan; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses or prevent future material weaknesses; our material weaknesses and Hertz Holdings' restatement could expose us to additional risks that could materially adversely affect our financial position, results of operations and cash flows, including as a result of events of default under the agreements governing our indebtedness and/or government investigations, regulatory inquiries and private actions; we may experience difficulties implementing new information technology systems to maintain our books and records and provide operational information to our management team; if we decide to not implement the new operational system for our back office processes, we could need to expense items that were previously capitalized, which could have a material adverse effect on our results of operations; we could experience disruptions to our control environment in connection with the relocation of our Shared Services Center, including as a result of the failure to retain key employees who possess specific knowledge or expertise necessary for the timely preparation of our financial statements; and Hertz Holdings' restatement has resulted in government investigations, books and records demands, and private litigation and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•
Risks related to the spin-off, which effected our separation from New Hertz, such as: we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; the loss of the Hertz brand and reputation could materially adversely affect our ability to attract and retain customers; the spin-off may be challenged by creditors as a fraudulent transfer or conveyance; and if the spin-off is not a legal dividend, it could be held invalid by a court and have a material adverse effect on our business, financial condition and results of operations;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦	the cyclicality of our business, a slowdown in economic conditions or adverse changes in the economic factors specific to the industries in which we operate, in particular industrial and construction;

◦
the dependence of our business on the levels of capital investment and maintenance expenditures by our customers, which in turn are affected by numerous factors, including the level of economic activity in their industries, the state of domestic and global economies, global energy demand, the cyclical nature of their markets, expectations regarding government spending on infrastructure improvements or expansions, their liquidity and the condition of global credit and capital markets;

◦	we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦	any occurrence that disrupts rental activity during our peak periods given the seasonality of the business, especially in the construction industry;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦
our success as an independent company will depend on our new senior management team, the ability of other new employees to learn their new roles, and our ability to attract and retain key management and other key personnel;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; we may be unable to protect our trade secrets and other intellectual property rights; we may fail to respond adequately to changes in technology and customer demands; our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities; failure to maintain, upgrade and consolidate our information technology networks could materially adversely affect us; we may face issues with our union employees; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our customers’ markets, could materially adversely affect us; decreases in government spending could materially adversely affect us and a lack of or delay in additional infrastructure spending may have a material adverse effect on our share price; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock may fluctuate significantly; the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; and provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, under Item 1A "Risk Factors" and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Cash and cash equivalents	$24.3	$24.0
Restricted cash and cash equivalents	5.6	7.0
Receivables, net of allowance	287.0	293.3
Inventory	25.7	24.1
Prepaid expenses and other current assets	25.6	23.3
Total current assets	368.2	371.7
Revenue earning equipment, net	2,372.3	2,390.0
Property and equipment, net	268.9	272.0
Goodwill and intangible assets, net	400.5	394.9
Other long-term assets	34.6	34.7
Total assets	$3,444.5	$3,463.3
LIABILITIES AND EQUITY
Current maturities of long-term debt	$15.6	$15.7
Accounts payable	202.1	139.0
Accrued liabilities	99.2	78.2
Taxes payable	11.4	10.0
Total current liabilities	328.3	242.9
Long-term debt, net	2,122.9	2,178.6
Deferred taxes	679.0	692.1
Other long-term liabilities	32.6	32.0
Total liabilities	3,162.8	3,145.6
Total equity	281.7	317.7
Total liabilities and equity	$3,444.5	$3,463.3

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Equipment rentals	$320.6	$307.8
Sales of revenue earning equipment	54.4	37.5
Sales of new equipment, parts and supplies	11.5	17.3
Service and other revenues	2.9	3.0
Total revenues	389.4	365.6
Expenses:
Direct operating	169.1	158.7
Depreciation of revenue earning equipment	92.9	81.8
Cost of sales of revenue earning equipment	54.9	45.4
Cost of sales of new equipment, parts and supplies	8.4	13.1
Selling, general and administrative	81.2	62.5
Interest expense, net	37.8	6.5
Other income, net	(0.6)	(0.9)
Total expenses	443.7	367.1
Loss before income taxes	(54.3)	(1.5)
Income tax benefit	15.1	—
Net loss	$(39.2)	$(1.5)
Weighted average shares outstanding:
Basic	28.3	28.3
Diluted	28.3	28.3
Loss per share:
Basic	$(1.39)	$(0.05)
Diluted	$(1.39)	$(0.05)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(In millions)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(39.2)	$(1.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of revenue earning equipment	92.9	81.8
Depreciation of property and equipment	10.5	9.3
Amortization of intangible assets	1.2	1.2
Amortization of deferred financing costs	1.6	1.1
Stock-based compensation charges	1.5	1.0
Provision for receivables allowance	10.6	12.2
Inventory provisions	0.7	3.5
Deferred taxes	(15.1)	(0.1)
Loss on sale of revenue earning equipment, net	0.5	7.9
Gain on sale of property and equipment	(0.1)	(0.4)
Income from joint ventures	(0.6)	(0.9)
Other, net	1.6	—
Changes in assets and liabilities:
Receivables	2.4	3.1
Inventory, prepaid expenses and other assets	(3.4)	(1.0)
Accounts payable	3.6	(16.5)
Accrued liabilities and other long-term liabilities	17.8	4.1
Taxes receivable and payable	(0.3)	(2.2)
Net cash provided by operating activities	86.2	102.6
Cash flows from investing activities:
Net change in restricted cash and cash equivalents	1.4	2.9
Revenue earning equipment expenditures	(56.2)	(36.7)
Proceeds from disposal of revenue earning equipment	44.7	41.7
Non-rental capital expenditures	(17.9)	(4.7)
Proceeds from disposal of property and equipment	0.5	1.2
Net cash provided by (used in) investing activities	(27.5)	4.4
Cash flows from financing activities:
Repayments of long-term debt	(123.5)	—
Proceeds from revolving line of credit	173.8	365.0
Repayments on revolving line of credit	(105.0)	(365.0)
Net financing activities with THC and affiliates	—	(118.3)
Other financing activities, net	(3.8)	5.9
Net cash used in financing activities	(58.5)	(112.4)
Effect of foreign exchange rate changes on cash and cash equivalents	0.1	0.6
Net increase (decrease) in cash and cash equivalents during the period	0.3	(4.8)
Cash and cash equivalents at beginning of period	24.0	24.7
Cash and cash equivalents at end of period	$24.3	$19.9

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA - EBITDA represents the sum of net income (loss), provision for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented below:

	Three Months Ended March 31,
	2017	2016
Net loss	$(39.2)	$(1.5)
Income tax benefit	(15.1)	—
Interest expense, net	37.8	6.5
Depreciation of revenue earning equipment	92.9	81.8
Non-rental depreciation and amortization	11.7	10.5
EBITDA	88.1	97.3
Restructuring charges	0.6	0.3
Spin-Off costs	7.6	9.2
Non-cash stock-based compensation charges	1.5	1.0
Adjusted EBITDA	$97.8	$107.8

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET REVENUE EARNING EQUIPMENT EXPENDITURES
Unaudited
(In millions)

	Three Months Ended March 31,
	2017	2016
Revenue earning equipment expenditures	$56.2	$36.7
Disposals of revenue earning equipment	(44.7)	(41.7)
Net revenue earning equipment expenditures	$11.5	$(5.0)